Sun Life Insurance and Annuity Company of New York

One Sun Life Executive Park, SC 1215

Wellesley Hills, MA 20481

Part II of Application for Life Insurance SLPC 3923

1. Name of proposed insured:				Application Number:
		Yes	No	Please provide full details for all
2. Are you being treated by diet, drugs or other means?				"Yes" answers in the space below.
3. Have you ever had, been told you have or been				(Include the dates, the results and
Treated by a physician for:				The names and addresses of all
(a) High blood pressure, chest discomfort, stroke, circulatory or heart disorder				Attending physicians and medical facilities) Attach additional paper,
(b) Diabetes, sugar in the urine, thyroid, or other glandular (endocrine) disorder?				If necessary.
(c) Kidney, bladder, urinary, reproductive organ or prostate disorder?
(d) Protein (albumin), blood or pus in the urine, sexually transmitted disease or venereal disease?
(e) Cancer, tumor, polyp, or disorder of the skin or breast?
(f) Asthma, pneumonia, emphysema, or any other respiratory or lung disorder?
(g) Seizure, convulsion, fainting, loss of consciousness, tremor, paralysis, or other disorder of the nervous system?
(h) Anxiety, depression, stress or any psychological or emotional condition or disorder?
(i) Colitis, hepatitis, ulcers, or other disorders of the stomach, liver or digestive system?
(j) Arthritis, gout, back or joint pain, bone fracture, or muscle disorder?
(k) Anemia, bleeding, or blood disorder?
(l) Have you ever been diagnosed or treated for AIDS or ARC by a member of the medical profession?
4. Have you:
(a) Regularly used amphetamines, marijuana, cocaine, hallucinogens, heroin or other drugs except as prescribed by a physician?
(b) Been treated or counseled for alcoholism or drug abuse?
(c) Been advised to reduce your consumption of alcohol?
5. Do you have any health symptoms for which a physician has not been consulted or treatment received? For example, persistent fever, unexplained weight loss, loss of appetite, pain or swelling?
6. Other than previously stated, have you within the past five years:
(a) Consulted a physician or any other practitioner, had a checkup, illness, surgery or been hospitalized?
(b) Had an electrocardiogram, stress or exercise test, x-ray, blood test or other diagnostic test? (Do not include HIV tests)
(c) Been advised to have, or scheduled, any diagnostic test, hospitalization or surgery which was not completed?
7. Have any of your parents, brothers or sisters had diabetes, heart disease or high blood pressure?
8. Family History
Age(s) if	Age(s) at	State of Health
Living	Death	Or Cause of Death
Father
Mother
Brother(s)
Sister(s)

I declare that I have made no statement to the medical examiner, agent, or any other person connected with the Company which in any way qualifies or modifies the above answers which I have read and confirm to be full and true to the best of my knowledge and belief.

This application is to be attached to and made part of the policy.

Signed at this day of 20

Signature

(Person proposed for insurance)

In presence of

(Medical or paramedical examiner will please sign here)

COLI 45/10-NY

MEDICAL REPORT ON PROPOSED INSURED

Name

Birth Date Age

Month day year

Name of Agent Sales Office

Place of examination: My office Applicant's place of business Time A.M.

Applicant's residence Elsewhere P.M.

Please answer all questions as fully and carefully as possible and mail or deliver the report by sealed envelope to Sun Life Sales Office.

9. Have you attended the applicant professionally? If so, for what and when? Yes No (Details below)

10. Height: (In shoes) ft. ins. Weight: (In clothing) lbs.

Have you measured him/her? Yes No Have you weighed him/her? Yes No

Change in weight: No change Gain Loss lbs. Reason for change:

Circumference of chest. In full inspiration: In forced Expiration: Measure around abdomen

11. Blood pressures. If the initial reading exceeds 140/190, read	Systolic	(1)	(2)	(3)	Any history of Hypertension?	Pulse rate
It again later and record all the readings in the order they were taken.	Diastolic				Yes No

12. (a) Does the applicant smoke? Yes No Cigarettes about per day Pipe or cigar

(b) Have his/her smoking habits changed substantially? Yes No

If so, give details.

Questions 13-15 to be filled out only if exam is preformed by a medical examiner:
13. Is there any abnormality:	Yes	No	Please give details of questions Answered "Yes." Attach additional paper, if necessary.
(a) of the oral cavity, eyes, ears, skin? (Including xanthelasma, xanthomata, arcus senilis)?
(b) of the lymph nodes or the thyroid gland?
(c) of chest, spine or extremities?
(d) of lungs on percussion and auscultation?
(e) of the heart with respect to size and sounds?
14. Is there:
(a) Edema of the ankles?
(b) Intra-abdominal abnormality? (Enlarged liver, palpable spleen, palpable mass).
(c) Any surgical scar?
(d) A hernia: If so, describe.
(e) Abnormality of the nervous system (muscular power, reflexes, etc.)?
(f) Inequality or inadequacy of the pulsations of the femoral, dorsalis, pedis and posterial tibial arteries?
15. (a) Describe general appearance, e.g. vigorous and healthy, pale, sickly, etc.			(a)
(b) Reviewing all the features, please give your medical diagnosis:			(b) Healthy and unimpaired Other (clarify)

N.B.If you are aware of any additional facts, please submit them by private letter to the Medical Director at Sun Life's U.S. Headquarters. Your letter will be held in strict confidence.

N.B.If you are not a regular examiner for this company, please state:

Signed at this day of 20

Signature of Medical or Paramedical Examiner My fee for this report is $

Medical School (if applicable) Your Address

Identification To be filled out only if exam is performed by a paramedical examiner.

Proposed Insured Must Show Acceptable Form if Identification:

Driver's License Employment I.D. Passport Green Card Other picture/signature I.D.